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                                                                  Exhibit 10r(i)



                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                 BELL ATLANTIC CORPORATION AND JAMES G. CULLEN


       This First Amendment to the Employment Agreement between Bell Atlantic Corporation ("Bell Atlantic") and James G. Cullen (the "Key Employee") dated May 2, 1995 (the "Employment Agreement") is made this 30th day of June, 1996.


       WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated April 21, 1996 between Bell Atlantic, NYNEX Corporation ("NYNEX") and Seaboard Merger Company, and any amendment or restatement thereof (the "Definitive Agreement"), Bell Atlantic contemplates a corporate combination of the Bell Atlantic and NYNEX businesses on a date which is yet to be decided (the "Closing Date"), and Bell Atlantic contemplates that the achieving of the closing of the transactions contemplated by the Definitive Agreement (a "Closing"), and a successful combination of the two businesses, will depend on achieving numerous approvals by third parties, completing other conditions of closing, and developing of business integration plans, in addition to the continuation of efforts to manage and grow the existing lines of Bell Atlantic's business; and

       WHEREAS, Bell Atlantic acknowledges that the period from the date of this Agreement to the Closing Date is likely to be a period of extraordinary transition; and

       WHEREAS, Bell Atlantic wishes to provide additional financial security to the Key Employee, and to retain the services of the Key Employee as Vice Chairman to the Closing Date.

       NOW, THEREFORE, for good and valuable consideration, the Key Employee and Bell Atlantic hereby agree as follows:

    1. Stay Incentive.
       --------------

       (a) Stay Bonus at Closing. Subject to the terms and conditions of this
           ---------------------
  Agreement:

              (1) if there is a Closing of the transactions contemplated in the Definitive Agreement, and

              (2) if the Key Employee has remained an employee "in good standing" (as hereinafter defined) of one or more Bell Atlantic Companies from the date of this Agreement to the Closing Date;

  then, not later than 30 calendar days following the Closing Date, Bell Atlantic will cause the Bell Atlantic Company which then employs the Key Employee to pay the Key Employee a special bonus consisting of a single cash payment (a "Stay Bonus") in an amount equal (before withholding of taxes) to 100 percent of the Key Employee's Pay as of the Closing Date. As used in this Agreement, "Pay" means the sum of (i) an amount equal to the Key Employee's then current annual rate of base salary, plus (ii) the greater of (a) the value of the Key Employee's most recent award of cash and stock (in either case, whether or not


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  deferred) under the Senior Management Short Term Incentive Plan or any successor to that plan (the "STIP"); or (b) 150% of the target STIP award for the Key Employee's salary grade as of the relevant date. In the event that the most recent short term award was prorated for a portion of a year, the short term award shall be annualized.

     (b) Stay Bonus if Merger Plan is Terminated. Subject to the terms and
         ---------------------------------------
  conditions of this Agreement, if:

            (1) the Definitive Agreement is terminated, thereby canceling the plan of merger of the Bell Atlantic and NYNEX businesses, and

            (2) the Key Employee has remained an employee "in good standing" (as hereinafter defined) of one or more Bell Atlantic Companies, from the date of this Agreement to the date the Definitive Agreement is terminated;

  then, not later than 30 calendar days following the date of termination of the Definitive Agreement, Bell Atlantic will cause the Bell Atlantic Company which then employs the Key Employee to pay the Key Employee a special bonus consisting of a single cash payment in an amount equal (before withholding of taxes) to 25 percent of the amount described in Section 1(a) of this Agreement (substituting the date of termination of the Definitive Agreement for the Closing Date, for purposes of calculating the then applicable Pay in Section 1(a)).

     (c) Payment in Case of Death. Subject to the terms and conditions of this
         ------------------------
  Agreement, in the event of the death of the Key Employee on any date after the date of this Agreement on which the Key Employee was an employee "in good standing" immediately prior to the date of death, and prior to the Closing Date or the date of any termination of the Definitive Agreement, Bell Atlantic shall cause the Key Employee's last employing Bell Atlantic Company to pay the Key Employee's estate a single cash payment which (before withholding taxes) shall be equal to a fraction of the amount described in Section 1(a). The numerator of the fraction shall be the number of days that have elapsed between the signing of this Agreement and the Key Employee's date of death, and the denominator of the fraction shall be the number of days that elapse between the signing of this Agreement and the Closing Date. Such payment shall be made in accordance with the timetable prescribed in Section 1(a), and substituting the date of death for the date described in Section 1(a) for purposes of calculating Pay in those subsections. If the Definitive Agreement is terminated as provided in Section 1(b) after the Key Employee's date of death, a payment shall be made to the Key Employee's estate (in lieu of the foregoing payment) in an amount equal (before withholding of taxes) to 25 percent of the amount described in Section 1(a) of this Agreement and substituting the date of death for the date described in Section 1(a) for purposes of calculating the then applicable Pay in Section 1(a).

     (d) Definition of Employment in Good Standing. For purposes of Section 1(a)
         -----------------------------------------
  through 1(c), the Key Employee will be considered to be "in good standing" on a given date if, on that date, the Key Employee has not terminated employment for any reason from the date of this Agreement to the given date, has not tendered oral or written notice of intent to resign or retire effective as of a date on or before the given date, and is not in receipt of notice from his employing Bell Atlantic Company that the employer has determined that the Key Employee's employment is to be terminated because the Key Employee has committed


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  a violation of law or a breach of the Employee Code of Conduct or other written policy of the employing company which is of sufficient severity to be cause for termination for misconduct.

     (e) Stay Bonus Payment Not Applicable to Pension, Savings Plan, or Other
         --------------------------------------------------------------------
  Benefit Plans. The amounts described in this Section of the Agreement shall
  -------------
  not be eligible to be contributed to any qualified savings plan, and shall not be benefit-bearing compensation for purposes of any group term life insurance plan, pension plan, or other employee benefit plans. Nothing in this Agreement is intended to supersede or modify any rights which the Key Employee may have under any other compensation or benefit plan in which the Key Employee participates. At the time of any award of a stay bonus under Section 1(a) or 1(b) of this Agreement, such bonus may be deferred under any nonqualified deferred compensation plan in which the Key Employee is then eligible to participate, but only if and to the extent then permitted under the terms of any such nonqualified deferred compensation plan.

     2.  Additional Death Benefit. In the event of the death of the Key Employee
         ------------------------
on any date after the date of this Agreement (but prior to the Closing) on which the Key Employee was an employee "in good standing" immediately prior to the death, then Bell Atlantic shall continue to pay to the Key Employee's estate to the second anniversary of the Closing Date (or for two years following the date of death if the Definitive Agreement is terminated as provided in Section 1(b) after the Key Employee's death) the Key Employee's Pay in effect on the date of death.

     3.  Certain Limitations Upon Payments. Anything in this Agreement or in the
         ---------------------------------
Employment Agreement to the contrary notwithstanding, Bell Atlantic and the Key Employee agree to follow the procedures set forth in Attachment A with respect to the applicability of the provisions of Section 280G of the Internal Revenue Code of 1986, as amended.

     4. Except as modified herein, in all other respects, the terms of the Employment Agreement shall continue in full force and effect until the Closing, or, in the event the Definitive Agreement is terminated, the Employment Agreement will remain in force according to its terms, as amended herein.

       IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement on the date first set forth above.

                            BELL ATLANTIC CORPORATION


                            By:
                               ------------------------------------
                               Raymond W. Smith,
                               Chairman of the Board and Chief Executive Officer

                            THE KEY EMPLOYEE




                            ---------------------------------------
                               James G. Cullen

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                                  Attachment A
                                  ------------
                       Certain Limitations upon Payments
                       ---------------------------------

          (a) Tax Code Limitations. Anything in this Agreement or the Employment
              --------------------
Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by Bell Atlantic to or for the benefit of the Key Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate present value of amounts payable or distributable to or for the benefit of the Key Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to taxation under Section 4999 of the Code. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

          (b) Calculations by Independent Firm. All determinations to be made
              --------------------------------
under this Section shall be made by Bell Atlantic's independent public accountant or such law firm as is acceptable to the Key Employee and Bell Atlantic (the "Independent Firm"), immediately if the Key Employee separates from service under circumstances which make the Key Employee eligible to receive post-separation payments under this Agreement, or at such other times as Bell Atlantic may determine. The parties agree that the Independent Firm shall render a preliminary opinion on the applicability of Section 280G to this Agreement and to the Employment Agreement within sixty (60) days of the date of execution of this Agreement. The Independent Firm shall provide its determinations and any supporting calculations both to Bell Atlantic and the Key Employee within ten
(10) days of the effective date of termination of employment, or when such calculations are otherwise made. Any such determination by the Independent Firm shall be binding upon Bell Atlantic and the Key Employee. Within five (5) days after this determination, Bell Atlantic shall commence to pay (or cause payments to commence to be paid) to or for the benefit of the Key Employee such amounts (if any) as are then due to the Key Employee under this Agreement.

          (c) Overpayments and Underpayments. As a result of the uncertainty in
              ------------------------------
the application of Section 280G of the Code at the time of the initial determination by the Independent Firm hereunder, it is possible that Agreement Payments will either have been made by Bell Atlantic which should not have been made ("Overpayment"), or that additional Agreement Payments which have not been made by Bell Atlantic could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the effective date of termination of employment, the Independent Firm shall review the determination made by it pursuant to the preceding paragraph. In the event that the Independent Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Key Employee which the Key Employee shall repay to Bell Atlantic together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Key Employee to Bell Atlantic if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Independent Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the appropriate Bell Atlantic Company to or for the benefit of the Key Employee together with interest at the Federal Rate.

          (d) All of the fees and expenses of the Independent Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by Bell Atlantic.


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